EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-3 (ASR No. 333-190568, 333-139987) and Forms S-8 (No. 333-44884, 333-74612, 333-98191, 333-116295, 333-135460, 333-135461, 333-148602, 333-152105, 333-157499, 333-161672, 333-167895, 333-167896, No. 333-189710) pertaining to the 1998 Stock Incentive Plan, the 2000 Outside Director Stock Option Plan, the 2000 Employee Stock Purchase Plan, the 2001 Non-Officer, Non-Director Employee Stock Incentive Plan, the 2004 Stock Incentive Plan, the 2007 Equity Inducement Plan, the 2009 Equity Inducement Plan, the Amended and Restated 2004 Stock Incentive Plan, the 2010 Employee Stock Purchase Plan and the 2013 Stock Incentive Plan of The Medicines Company of our reports dated March 2, 2015 with respect to the consolidated financial statements of The Medicines Company and the effectiveness of internal control over financial reporting of The Medicines Company included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP
MetroPark, New Jersey
March 2, 2015